CNO Financial (1)
February 11, 2020

Exhibit 99.1
News

For Immediate Release
CNO Financial Group Reports Fourth Quarter and Full Year 2019 Results
2019 net income of $409 million, including $194 million favorable impact from tax strategy
Carmel, Ind., February 11, 2020 - CNO Financial Group, Inc. (NYSE: CNO) today announced that for the quarter ending December 31, 2019, net income was $278.0 million, or $1.84 per diluted share, compared to $28.3 million, or $0.17 per diluted share in 4Q18. CNO also reported that 4Q19 net operating income (1) was $78.6 million, or $0.52 per diluted share, compared to $59.8 million, or $0.36 per diluted share in 4Q18.
Net income for the year ended December 31, 2019, was $409.4 million, or $2.61 per diluted share, compared to a net loss of $315.0 million, or $1.90 per diluted share in 2018. Net operating income (1) was $290.0 million, or $1.85 per diluted share, compared to $289.0 million, or $1.75 per diluted share in 2018 (as adjusted to remove the earnings from the long-term care business that was ceded in 3Q18).
"CNO reported another solid quarter, capping off a successful 2019," said Gary C. Bhojwani, chief executive officer. "We delivered measured growth, exercising discipline to carefully balance sales and profitability. As a result, operating earnings per share were up 4%, excluding significant items, despite a 7% decline in net investment income due to a challenging low interest rate environment."
"Through proactive management, we maximized an expiring tax asset to generate meaningful incremental value for our shareholders. Rigorous expense control, including benefits from our recently announced corporate transformation and strategic IT partnership, will mitigate the interest rate impact and position us well for the future."
Full Year 2019 Highlights

•
Net income of $409.4 million (including $194 million tax benefit related to a tax planning strategy) compared to a net loss of $315.0 million in 2018 (including the net loss of $661 million related to completion of a long-term care reinsurance transaction)

•	Operating income (1) per share up 6%, as adjusted to remove the earnings from the long-term care business that was ceded in 3Q18

•	Life and health sales were up 5%; annuity collected premiums were up 12% from 2018

•	At December 31, 2019, book value per common share was $31.58, up 52% from $20.78 at December 31, 2018

•	At December 31, 2019, book value per diluted share, excluding accumulated other comprehensive income (2), was $22.09, up 13% from $19.52 at December 31, 2018

•	Returned $319 million to shareholders in share repurchases ($252 million) and dividends ($67 million)

CNO Financial (2)
February 11, 2020

Fourth Quarter 2019 Highlights

•	Net income of $278.0 million compared to $28.3 million in 4Q18

•	Operating income (1) per share was up 44% from 4Q18

•	Life and health sales were up 9% from 4Q18

•	Annuity collected premiums were down 9% from 4Q18, reflecting pricing discipline and a difficult comparable from prior year

•
Recorded a $194 million tax benefit from a tax strategy that will enable the Company to utilize all of the net operating losses ("NOLs") that would have otherwise expired in 2023, resulting in the elimination of the valuation allowance related to those NOLs

•	Returned $91 million to shareholders in share repurchases ($75 million) and dividends ($16 million)
Quarterly Operating Results

	Three months ended
	December 31,
	2019	2018
	(Dollars in millions, except per share data)
Net operating income (1)	$78.6	$59.8
Net realized investment gains (losses) from sales and impairments (net of related amortization)	7.1	(10.5)
Net change in market value of investments recognized in earnings	(2.6)	(27.5)
Fair value changes in embedded derivative liabilities (net of related amortization)	13.4	(.8)
Fair value changes related to agent deferred compensation plan	2.5	.9
Other	(13.3)	1.8
Non-operating income (loss) before taxes	7.1	(36.1)
Income tax expense (benefit):
On non-operating income (loss)	1.4	(7.6)
Valuation allowance for deferred tax assets and other tax items	(193.7)	3.0
Net non-operating income (loss)	199.4	(31.5)
Net income	$278.0	$28.3

Per diluted share:
Net operating income	$.52	$.36
Net realized investment gains (losses) from sales and impairments (net of related amortization and taxes)	.04	(.05)
Net change in market value of investments recognized in earnings (net of taxes)	(.01)	(.13)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	.07	—
Fair value changes related to agent deferred compensation plan (net of taxes)	.01	—
Valuation allowance for deferred tax assets and other tax items	1.28	(.02)
Other	(.07)	.01
Net income	$1.84	$.17

Please refer to our 4Q2019 Quarterly Financial Supplement for additional information related to the Company's financial and operating results for the quarter ended December 31, 2019. Such information is being furnished as an exhibit to the Current Report on Form 8-K dated February 11, 2020.

CNO Financial (3)
February 11, 2020

Significant Items Impacting Net Operating Income

	Three months ended
	December 31,
	2019		2018
	Dollars in	Per diluted	Dollars in	Per diluted
	millions	share	millions	share
Net operating income (1)	$78.6	$.52	$59.8	$.36
Significant items	(7.9)	(.05)	15.1	.09
Net operating earnings, excluding significant items	$70.7	$.47	$74.9	$.45

The significant items in 4Q19 included: (i) adjustments arising from our comprehensive annual actuarial review of assumptions including $10.8 million of unfavorable impacts in the Bankers Life segment and $.8 million of favorable impacts in the Washington National segment; (ii) $20.0 million of the net favorable impact from legal and regulatory matters in the Corporate segment; and (iii) an increase in income tax expense of $2.1 million.
The significant items in 4Q18 included: (i) adjustments arising from our comprehensive annual actuarial review of assumptions including $3.1 million of unfavorable impacts in the Bankers Life segment and $2.2 million of favorable impacts in the Washington National segment; (ii) the $14.4 million reduction in the value of investments backing our COLI used as a vehicle to fund Bankers Life's agent deferred compensation plan; and (iii) an increase in tax expense of $.2 million. It should be noted that changes in the value of COLI investments are not subject to income taxes.
Non-Operating Items
Net realized investment gains in 4Q19 were $7.1 million (net of related amortization) including other-than-temporary impairment losses of $6.8 million which were recorded in earnings. Net realized investment losses in 4Q18 were $10.5 million (net of related amortization) including other-than-temporary impairment losses of $.5 million which were recorded in earnings.
During 4Q19 and 4Q18, we recognized a decrease in earnings of $2.6 million and $27.5 million, respectively, due to the net change in market value of investments recognized in earnings.
During 4Q19 and 4Q18, we recognized an increase (decrease) in earnings of $13.4 million and $(.8) million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities related to our fixed index annuities, net of related amortization. Such amounts include the impacts of changes in market interest rates used to determine the derivative's estimated fair value.
During 4Q19 and 4Q18, we recognized an increase in earnings of $2.5 million and $.9 million, respectively, for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.
The other non-operating items in 4Q19 include the previously announced pre-tax charge of approximately $14 million related to our new operating model to create a leaner, more integrated customer-centric organization.
During 4Q19, we implemented a tax planning strategy that is expected to utilize net operating loss carryforwards that otherwise would have expired in 2023. Accordingly, we eliminated the valuation allowance for deferred tax assets of $193.7 million in 4Q19.
Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 408% at December 31, 2019, reflecting estimated 4Q19 statutory operating income of $56 million (and $262 million in 2019) and the payment of insurance company dividends to the holding company of $16.0 million during 4Q19 (and $186.3 million during 2019). Both statutory operating income and dividends paid to the holding company exclude $46.0 million of intercompany tax

CNO Financial (4)
February 11, 2020

sharing payments to be received by the insurance companies that will be returned to the holding company in the form of a dividend.
During the fourth quarter of 2019, we repurchased $75.0 million of common stock under our securities repurchase program (including $1.8 million of repurchases settled in 1Q2020). We repurchased 4.4 million common shares at an average cost of $17.14 per share. As of December 31, 2019, we had 148.1 million shares outstanding and had authority to repurchase up to an additional $532.3 million of our common stock. During 4Q19, dividends paid on common stock totaled $16.4 million.
Unrestricted cash and investments held by our holding company were $187 million at December 31, 2019, compared to $220 million at December 31, 2018.
Book value per common share was $31.58 at December 31, 2019, compared to $20.78 at December 31, 2018. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $22.09 at December 31, 2019, compared to $19.52 at December 31, 2018.
The debt-to-capital ratio was 17.5 percent and 21.4 percent at December 31, 2019 and 2018, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (3) was 23.0 percent at December 31, 2019 compared to 22.3 percent at December 31, 2018.
Return on equity for the year ended December 31, 2019 and 2018, was 9.8% and (7.5)%, respectively. Return on equity for the year ended December 31, 2018 was unfavorably impacted by a loss of $661.1 million recognized in the third quarter of 2018 related to a long-term care reinsurance transaction. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (7) for the year ended December 31, 2019 and 2018, was 10.4% and 10.3%, respectively.
Conference Call
The Company will host a conference call to discuss results on February 12, 2020 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website this evening.
To participate by dial-in, please dial (844) 668-8093 or (647) 253-8656 for international participants, at least five minutes before the call start time. The operator will ask you to identify yourself and your company, and will also ask for the conference ID, "9696167."
For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of our website at ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register, download and install any necessary software.
If you are unable to join us on the call, you may access a replay of the call through webcast, available through the Investors section of our website at ir.CNOinc.com.
For more information, visit CNO online at CNOinc.com.

CNO Financial (5)
February 11, 2020

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: 2019 - $19,179.5; 2018 - $18,107.8)	$21,295.2	$18,447.7
Equity securities at fair value (cost: 2019 - $44.2; 2018 - $319.8)	44.1	291.0
Mortgage loans	1,566.1	1,602.1
Policy loans	124.5	119.7
Trading securities	243.9	233.1
Investments held by variable interest entities	1,188.6	1,468.4
Other invested assets	1,118.5	833.4
Total investments	25,580.9	22,995.4
Cash and cash equivalents - unrestricted	580.0	594.2
Cash and cash equivalents held by variable interest entities	74.7	62.4
Accrued investment income	205.9	205.2
Present value of future profits	275.4	343.6
Deferred acquisition costs	1,215.5	1,322.5
Reinsurance receivables	4,785.7	4,925.4
Income tax assets, net	432.6	630.0
Assets held in separate accounts	4.2	4.4
Other assets	476.0	356.7
Total assets	$33,630.9	$31,439.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account liabilities	$12,132.3	$11,522.8
Future policy benefits	11,498.5	11,153.7
Liability for policy and contract claims	522.3	521.9
Unearned and advanced premiums	260.5	253.9
Liabilities related to separate accounts	4.2	4.4
Other liabilities	750.2	632.4
Investment borrowings	1,644.3	1,645.8
Borrowings related to variable interest entities	1,152.5	1,417.2
Notes payable – direct corporate obligations	989.1	916.8
Total liabilities	28,953.9	28,068.9
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: 2019 - 148,084,178; 2018 - 162,201,692)	1.5	1.6
Additional paid-in capital	2,767.3	2,995.0
Accumulated other comprehensive income	1,372.5	177.7
Retained earnings	535.7	196.6
Total shareholders' equity	4,677.0	3,370.9
Total liabilities and shareholders' equity	$33,630.9	$31,439.8

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CNO Financial (6)
February 11, 2020

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Insurance policy income	$623.2	$616.5	$2,480.8	$2,593.1
Net investment income:
General account assets	272.0	290.4	1,105.2	1,279.7
Policyholder and other special-purpose portfolios	101.1	(107.8)	257.7	26.5
Realized investment gains (losses):
Net realized gains on the transfer of assets related to reinsurance transaction	—	—	—	363.4
Other net realized investment gains (losses), excluding impairment losses	11.3	(37.8)	40.6	(8.7)
Impairment losses recognized (a)	(6.8)	(.5)	(12.4)	(2.6)
Total realized gains	4.5	(38.3)	28.2	352.1
Fee revenue and other income	68.2	17.4	143.9	62.1
Total revenues	1,069.0	778.2	4,015.8	4,313.5
Benefits and expenses:
Insurance policy benefits	600.3	426.9	2,417.0	2,278.6
Loss related to reinsurance transaction	—	—	—	1,067.6
Interest expense	35.2	39.7	152.3	149.8
Amortization	76.1	69.0	232.1	264.3
Loss on extinguishment of debt	—	—	7.3	—
Loss on extinguishment of borrowings related to variable interest entities	—	—	—	3.8
Other operating costs and expenses	250.0	205.5	932.9	814.2
Total benefits and expenses	961.6	741.1	3,741.6	4,578.3
Income (loss) before income taxes	107.4	37.1	274.2	(264.8)
Income tax expense (benefit):
Tax expense (benefit) on period income (loss)	23.1	5.8	58.5	(57.6)
Valuation allowance for deferred tax assets and other tax items	(193.7)	3.0	(193.7)	107.8
Net income (loss)	$278.0	$28.3	$409.4	$(315.0)
Earnings per common share:
Basic:
Weighted average shares outstanding	150,138,000	164,118,000	156,040,000	165,457,000
Net income (loss)	$1.85	$.17	$2.62	$(1.90)
Diluted:
Weighted average shares outstanding	151,407,000	165,890,000	157,148,000	165,457,000
Net income (loss)	$1.84	$.17	$2.61	$(1.90)

______________

(a)	No portion of the other-than-temporary impairments recognized in the periods was included in accumulated other comprehensive income.

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CNO Financial (7)
February 11, 2020

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
OPERATING RESULTS

	Year ended
	December 31,
	2019	2018
	(Dollars in millions, except per share data)
Net operating income (1)	$290.0	$303.1
Net realized investment gains from sales and impairments (net of related amortization)	2.1	37.9
Net change in market value of investments recognized in earnings	25.5	(48.8)
Fair value changes in embedded derivative liabilities (net of related amortization)	(81.4)	55.5
Fair value changes related to agent deferred compensation plan	(20.4)	11.9
Loss related to reinsurance transaction	—	(704.2)
Loss on extinguishment of debt	(7.3)	—
Other	(12.6)	1.7
Non-operating loss before taxes	(94.1)	(646.0)
Income tax expense (benefit):
On non-operating loss	(19.8)	(135.7)
Valuation allowance for deferred tax assets and other tax items	(193.7)	107.8
Net non-operating income (loss)	119.4	(618.1)
Net income (loss)	$409.4	$(315.0)

Per diluted share:
Net operating income	$1.85	$1.83
Net realized investment gains from sales and impairments (net of related amortization and taxes)	.01	.18
Net change in market value of investments recognized in earnings (net of taxes)	.13	(.23)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(.41)	.27
Fair value changes related to agent deferred compensation plan (net of taxes)	(.10)	.06
Loss related to reinsurance transaction (net of taxes)	—	(4.00)
Loss on extinguishment of debt (net of taxes)	(.04)	—
Valuation allowance for deferred tax assets and other tax items	1.23	(.02)
Other	(.06)	.01
Net income (loss)	$2.61	$(1.90)

CNO Financial (8)
February 11, 2020

Significant Items Impacting Net Operating Income

	Year ended
	December 31,
	2019		2018
	Dollars in	Per diluted	Dollars in	Per diluted
	millions	share	millions	share
Net operating income (1)	$290.0	$1.85	$303.1	$1.83
Earnings on long-term care ceded block	—	—	(14.1)	(.08)
Net operating earnings, excluding the earnings on the long-term care ceded block	290.0	1.85	289.0	1.75
Significant items	(7.9)	(.05)	14.2	.08
Net operating earnings, excluding significant items and the earnings on the long-term care ceded block	$282.1	$1.80	$303.2	$1.83

In 3Q18, we ceded the Bankers Life legacy long-term care business under a 100% indemnity coinsurance agreement. In the above table, we have adjusted the operating earnings, excluding significant items, in 2018 to remove the earnings of this block.
The significant items in 2019 included: (i) adjustments arising from our comprehensive annual actuarial review of assumptions including $10.8 million of unfavorable impacts in the Bankers Life segment and $.8 million of favorable impacts in the Washington National segment; (ii) $20.0 million of the net favorable impact from legal and regulatory matters in the Corporate segment; and (iii) an increase in income tax expense of $2.1 million.
The significant items in 2018 included: (i) a $2.3 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases; (ii) a $1.1 million out-of-period adjustment which increased reserves on closed block annuities; (iii) adjustments arising from our comprehensive annual actuarial review of assumptions including $3.1 million of unfavorable impacts in the Bankers Life segment and $2.2 million of favorable impacts in the Washington National segment; (iv) the $14.4 million reduction in the value of investments backing our COLI used as a vehicle to fund Bankers Life's agent deferred compensation plan; and (v) a decrease in tax expense of $.1 million.

CNO Financial (9)
February 11, 2020

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIRST-YEAR COLLECTED PREMIUMS
(Dollars in millions)

	Three months ended
	December 31,
	2019	2018
Bankers Life:
Medicare supplement	$16.1	$15.8
Long-term care	5.0	4.3
Supplemental health	1.2	1.2
Other health	.3	.2
Life	30.1	30.2
Annuity	322.8	352.7
Total	375.5	404.4
Washington National:
Supplemental health and other health	17.9	17.1
Life	2.4	1.7
Annuity	—	.1
Total	20.3	18.9
Colonial Penn:
Life	12.8	12.0
Total	12.8	12.0
Total first-year collected premiums from segments	$408.6	$435.3

TOTAL COLLECTED PREMIUMS
(Dollars in millions)

	Three months ended
	December 31,
	2019	2018
Bankers Life:
Medicare supplement	$194.1	$189.8
Long-term care	65.3	63.6
Supplemental health	6.5	6.1
Other health	1.5	1.5
Life	119.6	116.8
Annuity	324.1	354.3
Total	711.1	732.1
Washington National:
Supplemental health and other health	160.8	156.2
Medicare supplement	10.5	11.4
Life	9.7	8.5
Annuity	.2	.2
Total	181.2	176.3
Colonial Penn:
Life	77.0	74.8
Medicare supplement and other health	.3	.4
Total	77.3	75.2
Long-term care in run-off:
Long-term care	3.2	3.7
Total	3.2	3.7
Total collected premiums from segments	$972.8	$987.3
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CNO Financial (10)
February 11, 2020

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
NEW ANNUALIZED PREMIUMS FOR LIFE AND HEALTH PRODUCTS (4)
(Dollars in millions)

	Three months ended
	December 31,
	2019	2018
Bankers Life:
Medicare supplement	$17.2	$17.9
Long-term care	8.0	7.4
Supplemental health and other health	2.2	2.0
Life	14.6	14.9
Total	42.0	42.2
Washington National:
Supplemental health	35.3	26.0
Life	4.4	4.1
Total	39.7	30.1
Colonial Penn:
Life	15.9	17.3
Total	15.9	17.3
Total new annualized premiums	$97.6	$89.6

ANNUITY ACCOUNT VALUES
(Dollars in millions)

	December 31,
	2019	2018
Bankers Life	$9,053.2	$8,600.7
Washington National	297.4	342.5
Total	$9,350.6	$8,943.2

BROKER DEALER AND REGISTERED INVESTMENT ADVISOR CLIENT ASSETS
(Dollars in millions)

	Three months ended
	December 31,
	2019	2018
Net new client assets (a):
Brokerage	$17.4	$(1.1)
Advisory	45.4	13.2
Total	$62.8	$12.1
Client assets at end of period (b):
Brokerage	$982.9	$794.1
Advisory	532.1	310.8
Total	$1,515.0	$1,104.9

(a)
Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

(b)	Client assets include cash and securities in brokerage and managed advisory accounts.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.
Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601.

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CNO Financial (11)
February 11, 2020

Benefit Ratios On Major Health Lines Of Business

	Three months ended
	December 31,
	2019	2018
Bankers Life:
Medicare supplement:
Earned premium	$189 million	$190 million
Benefit ratio (5)	74.2%	76.0%
Long-term care:
Earned premium	$63 million	$64 million
Benefit ratio (5)	120.4%	117.9%
Interest-adjusted benefit ratio (a non-GAAP measure) (6)	75.0%	74.7%
Washington National:
Supplemental health:
Earned premium	$160 million	$156 million
Benefit ratio (5)	78.1%	77.7%
Interest-adjusted benefit ratio (a non-GAAP measure) (6)	54.2%	53.8%

NOTES

(1)
Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales and impairments, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss related to reinsurance transaction, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the tables on pages 2 and 7. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.

(2)
Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(3)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(4)
Measured by new annualized premium for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Medicare Advantage sales are not comparable to other sales and are therefore excluded in all periods.

(5)	The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.

(6)
The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets.

CNO Financial (12)
February 11, 2020

The interest-adjusted benefit ratio reflects the effects of such interest income offset (which is equal to the tabular interest on the related insurance liabilities). Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO Financial's website, CNOinc.com.

(7)
The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Year ended
	4Q19	4Q18
Net operating income	$290.0	$303.1

Net operating income, excluding significant items	$282.1	$317.3

Net income (loss)	$409.4	$(315.0)

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$2,703.9	$3,086.7

Average common shareholders' equity	$4,166.8	$4,200.3

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	10.7%	9.8%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	10.4%	10.3%

Return on equity	9.8%	(7.5)%

The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

				Net operating
			Net operating	income,
			income,	excluding		Net
			excluding	significant		income (loss) -
	Net operating	Significant	significant	items - trailing	Net	trailing
	income	items (a)	items	four quarters	income (loss)	four quarters
1Q18	$73.9	$(.9)	$73.0	$299.6	$84.3	$197.6
2Q18	81.9	—	81.9	309.0	102.2	216.4
3Q18	87.5	—	87.5	321.8	(529.8)	(414.2)
4Q18	59.8	15.1	74.9	317.3	28.3	(315.0)
1Q19	65.8	—	65.8	310.1	51.8	(347.5)
2Q19	76.4	—	76.4	304.6	37.6	(412.1)
3Q19	69.2	—	69.2	286.3	42.0	159.7
4Q19	78.6	(7.9)	70.7	282.1	278.0	409.4
	(a) The significant items have been discussed in prior press releases.

CNO Financial (13)
February 11, 2020

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions):

	Year ended
	4Q19	4Q18
Pretax operating earnings (a non-GAAP financial measure)	$368.3	$381.2
Income tax expense	(78.3)	(78.1)
Net operating income	290.0	303.1
Non-operating items:
Net realized investment gains (losses) from sales and impairments, net of related amortization	2.1	37.9
Net change in market value of investments recognized in earnings	25.5	(48.8)
Fair value changes in embedded derivative liabilities, net of related amortization	(81.4)	55.5
Fair value changes and amendment related to the agent deferred compensation plan	(20.4)	11.9
Loss on reinsurance transaction	—	(704.2)
Loss on extinguishment of debt	(7.3)	—
Other	(12.6)	1.7
Non-operating loss before taxes	(94.1)	(646.0)
Income tax expense (benefit):
On non-operating loss	(19.8)	(135.7)
Valuation allowance for deferred tax assets and other tax items	(193.7)	107.8
Net non-operating income (loss)	119.4	(618.1)
Net income (loss)	$409.4	$(315.0)

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

				4Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)				$3,225.6
Net operating loss carryforwards				409.8
Accumulated other comprehensive income				1,212.1
Common shareholders' equity				$4,847.5

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,318.7	$3,366.0	$2,705.8	$2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7
Common shareholders' equity	$4,617.2	$4,454.9	$3,619.9	$3,370.9

	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0	$2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5
Common shareholders' equity	$3,837.9	$4,252.2	$4,553.3	$4,677.0

CNO Financial (14)
February 11, 2020

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	4Q19	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,703.9	$3,086.7
Net operating loss carryforwards	470.1	440.4
Accumulated other comprehensive income	992.8	673.2
Common shareholders' equity	$4,166.8	$4,200.3

(8)
The following summarizes our estimate of the impact of lower general account asset investment income and changes in amounts impacting spreads on 4Q19 net income compared to 4Q18 net income (dollars in millions):

	4Q19	4Q18	Difference
Net investment income on general account assets	$272.0	$290.4	$(18.4)
Impact of amounts credited and cost of options impacting spread:
Cost of interest credited to policyholders	(25.9)	(27.4)	1.5
Cost of options to fund index credits, net of forfeitures	(24.8)	(25.9)	1.1
Subtotal	221.3	237.1	(15.8)
Tax expense (benefit)	46.5	49.8	(3.3)
Impact on net income, net of income taxes	$174.8	$187.3	$(12.5)

Cautionary Statement Regarding Forward-Looking Statements. This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management's current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO Financial's cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company's Form 10-K for the year ended December 31, 2018, and any subsequent Forms 10-Q on file with the Securities and Exchange Commission and on the Company's website at CNOinc.com on the Investors page. CNO Financial specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

For further information: (News Media) Valerie Dolenga +1.312.396.7688 or (Investors) Jennifer Childe +1.312.396.7755

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